Exhibit 10.12

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE THEY BOTH ARE NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

Form Digital Product Operation Service Support Agreement

Agreement No.:

Party A: Dazzle Interactive Network Technologies Co., Ltd.

Legal Representative: [***]

Business Address: [***]

Contact: [***]

Telephone: [***]

E-mail: [***]

Party B: Zhongjiao Enshi Education Technology (Shanghai) Co., Ltd.

Legal Representative: Xu Jin

Business Address: [***]

Contact: [***]

Telephone: [***]

E-mail: [***]

Whereas Party B as a company with complete qualifications, possesses mature channels for digital products and a proprietary service platform, the Parties enter into the following agreements through negotiation on matters related to the provision of technical service by Party B to Party A with Party B’s channels for digital product and service platform.

Ⅰ.	Terms and Definitions

Digital Product specifically refers to digital products or services which can be used after downloading, online or otherwise and which are tradeable with virtual or real currency, including but not limited to digital products or services provided in news, books, magazines, music videos, TV programs, search, online app, digital goods and online games.

Ⅱ.	Commitment and Guarantee

2.1 Party B guarantees that Party B possesses all qualifications necessary for transactions hereunder, whereby it’s entitled to carry out transactions hereunder and such conduct doesn’t violate provisions of laws and regulations of the People’s Republic of China and other regulatory and legal documents with binding effect.

2.2 Party A guarantees that Party A possesses all qualifications necessary for transactions hereunder, whereby it’s entitled to carry out transactions hereunder and such conduct doesn’t violate provisions of laws and regulations of the People’s Republic of China and other regulatory and legal documents with binding effect.

2.3 The Parties undertake that their authorized representatives have been fully authorized to sign this Agreement and execution and performance hereof comply with laws and their articles of association, requiring no approval of or filing with any third party.

Ⅲ.	Method for Cooperation

3.1 Based on its demand, Party A may place direct charging interface and card password orders in writing with Party B, and Party B shall deliver digital product charging service set out in these orders to Party A, in accordance with the time and manner agreed therein, upon its acceptance of such orders.

3.2 Party B shall provide services concerning direct charging interface or card password of the digital product for Party A, and assist Party A in connection with Party B’s system to ensure normal transmission of data from online supply service.

3.3 Party B shall provide electronic data and information concerning digital product under relevant orders for Party A, in accordance with the following methods mutually agreed upon by the Parties:

3.3.1 Direct charging on the platform: The Parties conduct technical commissioning on API interface for the platform provided by Party B to achieve connection between the Parties on the platform. Then, Party B grants Party A the access to the platform management system and equips Party A with the required digital product, to enable direct charging of online digital product.

3.3.2 Password extraction through platform interface: Party A itself extracts relevant electronic data and electronic password of relevant digital product (among others) through API interface for the platform.

3.3.3 Transmission via e-mail: Party B sends a dual-encrypted e-mail containing electronic data of the digital product to the e-mail address ([***]) designated by Party A, in accordance with the requirements set out in the written card password order placed by Party A, and a short message containing password to the mobile phone number ([***]) designated by same.

3.4 Where Party A needs to change the e-mail and telephone number for receiving information hereunder, it shall notify Party B in writing at least 15 working days in advance. In the event that Party A fails to notify Party B in a timely manner, Party A shall assume all losses arising therefrom.

Ⅳ.	Settlement and Payment

4.1 The Parties shall settle the payment in accordance with the standard par value and proportion agreed in the Quotation (see Annex Ⅰ). The Quotation attached herein is for reference only. In case of subsequent product change or addition, the latest information confirmed by the Parties via e-mail shall prevail.

4.2 Tax: The total amount hereunder has already taken all costs and taxes payable by Party A in connection with Party B’s performance of this Agreement. Unless otherwise agreed, Party A is not required to pay any remuneration, costs and taxes other than the preceding costs and taxes to Party B and other parties, for the purchase of digital product hereunder.

4.3 Payment method: payment upon receipt. Party B shall issue and deliver a special VAT invoice for relevant amount pursuant to relevant provisions in China to Party A, within [10] working days upon its delivery of product on demand and acceptance by Party A. The invoice shall stipulate charges for information service and information technology and a tax rate of 6%. Within [15] days upon receipt and acceptance of digital product delivered on demand by Party B and special VAT invoice delivered by same, Party A shall pay relevant amount to Party by [bank transfer].

4.4 Deduction: In case of any quality defects present in the digital product or other reasons, Party B shall assist Party A in dealing with such defects within [1] working day. Where users claim for refund or compensation, Party A shall be entitled to deduct such amount from any installment of settlement amount.

4.5 Issue of invoice

4.5.1 Party B shall issue a special VAT invoice to Party A based on relevant amount and in accordance with laws and regulation; Party B shall deliver the invoice to Party A within [15] working days upon issue thereof, by specially designated person, or through registered letter or express mail. The date of service shall be subject to Party A’s signed receipt.

4.5.2 In the event that the special VAT invoice provided by Party B violates the provisions set out in this Agreement and relevant laws and regulations, or fails to pass the tax service certification, Party A shall be entitled to refuse or return it upon discovery such defects and Party B shall replace such defective invoice timely.

4.6 Financial information of the Parties hereunder is set out below:

4.6.1 Receiving account designated by Party B:

Account name: Zhongjiao Enshi Education Technology (Shanghai) Co., Ltd.

Opening bank: [***]

Account number: [***]

4.6.2 Paying account designated by Party A:

Account name: Dazzle Interactive Network Technologies Co., Ltd.

Opening bank: [***]

Account number: [***]

4.6.3 Information of Party A to issue special VAT invoice:

Full name of company: Dazzle Interactive Network Technologies Co., Ltd.

Taxpayer ID: [***]

Registered address: [***]

Opening bank: [***]

Account number: [***]

Contact phone: [***]

Ⅴ.	After-Sales Warranty

5.1 Party B shall be accountable for the problem related to the digital product hereunder and its quality, including but not limited to unavailability and expiration. The after-sales warranty shall be valid within a year or another period agreed otherwise.

5.2 During the after-sales period, in case of unavailability of the digital product provided by Party B for Party A, business contact of Party B shall take active measures upon receipt of notice sent by Party A, and check the product and respond within [1] working day. The Parties shall resolve relevant problems through negotiation based on the check results. If such problems are due to Party B, Party B shall provide card for compensation or refund relevant amount, and in case of problems caused by Party A, Party B may be required to help Party A contact the upstream to check the state of card.

5.3 The Parties hereby agree that in case of compensation claimed against Party A by users or any third party due to problems related to the product provided by Party B and its quality and after-sales service, such compensation shall be payable by Party B; Party A shall reserve the right to prosecute for other losses of Party A arising therefrom.

VI.	Confidentiality

6.1 Confidential information referred herein means inseparable business secrets (including financial secrets), technical secrets, business know-how and/or other information and materials that shall be kept confidential which are obtained or acquired by a party (hereinafter referred to as the “Receiving Party”) from the other party (hereinafter referred to as the “Disclosing Party”) or jointly created by the Parties for performance of the Agreement, no matter what the form or the carrier the information and materials above are, or whether the Disclosing Party indicates its confidentiality in the oral, image or written manner at the time of disclosure.

6.2 During the term of and within three years after the termination of the Agreement, any party shall not disclose, reveal or provide confidential information to any third party.

6.3 Appropriate measures, the prudence of which is not less than that when protecting its own confidential information, shall be taken by the Parties hereto to properly reserve the confidential information provided by the other party for relevant uses or purposes hereunder only.

6.4 The Parties hereto guarantee the confidential information shall be known only to its respective persons in charge of and employees engaged in the business. The above personnel of the Parties hereto shall be reminded of the confidentiality of the confidential information and the obligations to be undertaken before they are informed of such confidential information, and it shall be shown in a provable way that the above personnel assume the obligations of confidentiality hereunder.

6.5 If necessary, the Receiving Party shall return or destroy all the documents or other materials containing confidential materials to the Disclosing Party in accordance with the instructions of the Disclosing Party.

6.6 The aforesaid limitations in this Section shall not apply to:

A.	The confidential information has been legally owned by the Receiving Party when or before the signing of the Agreement;

B.	The confidential information has been disclosed or is available in the public domain when being notified to the Receiving Party;

C.	The confidential information is obtained by the Receiving Party from a third party with no obligation of confidentiality or non-disclosure;

D.	The confidential information has been disclosed or is available in the public domain on the premise of not violating the agreed obligations hereunder;

E.	The confidential information is solely developed by the Receiving Party or its affiliates or subsidiaries, and is not benefited from the information obtained by the Notifying Party and its affiliates or subsidiaries;

F.	In the case that the Receiving Party discloses the confidential information in response to a request for disclosure by a court or other legal or administrative management departments in the manner of oral questions, inquiries, requests for information or documents, subpoenas, civil or criminal investigations or other proceedings, the Receiving Party shall give prompt notice to the Disclosing Party and provide the necessary explanations.

6.7 The Parties hereto shall also be responsible for the confidentiality of the specific contents of the Agreement.

6.8 Documents such as communication, notice, notification and others transmitted or exchanged by the Parties hereto for the performance of the Agreement shall be properly kept by the Parties hereto, and shall not be used for the purpose that are not conducive to the business of the Parties. Neither party shall not defame the other party, nor shall it publish statements against the Parties hereto in public for the purpose of attacking each party of the Agreement.

VII.	Term of Cooperation

7.1 The Contract shall be valid only after being signed and sealed by the legal representatives or authorized representatives of the Parties, and enter into force from the date of signature and seal by the Parties until [Date].

7.2 Either party shall give the other party a written notice thirty days prior to the expiration of the Agreement if it does not intend to renew the Agreement. Otherwise, it shall be deemed that the Parties agree to extend the cooperation automatically for one year, with a maximum of two extensions.

VIII.	Governing Law and Dispute Resolution

8.1 The conclusion, execution and interpretation of the Agreement and the settlement of disputes shall be governed by the laws of the People’s Republic of China.

8.2 Any dispute arising from the performance of the Agreement shall be settled by the Parties through friendly negotiation. If the negotiation fails, the Parties agree to submit the dispute to the people’s court where Party A is located for trial.

IX.	Miscellaneous

9.1 Unless expressly confirmed in writing, the failure of either party hereto to exercise any right hereunder in a timely manner shall not be deemed to be a waiver of such right, nor shall it affect such party from exercising such right in the future.

9.2 If any provision of the Agreement is wholly or partially invalid or unenforceable for any reason, it shall not affect the effectiveness of the remaining provisions of the Agreement.

9.3 The appendixes to the Agreement agreed by the Parties in writing form an integral part of the Agreement and have the same legal effect as the body of the Agreement. Any changes to the appendixes must be confirmed in written form.

9.4 Any amendment and supplement to the contents of the Agreement shall be made in written form and become an integral part of the Agreement after being signed by the authorized representatives of the Parties.

9.5 The contact person, telephone number, email address, business address and account information of Party A and Party B involved in the performance of the Agreement shall be subject to the agreement stipulated in the first part of the Agreement. In case of any change, the other party shall be notified in writing 3 working days in advance and confirmed by the other party.

9.6 The Agreement is made in quadruplicate, two for each party, with the same legal effect.

(The remainder of this page is intentionally left blank for signature only)

Party A: Dazzle Interactive Network Technologies Co., Ltd.

(signature and seal)

Date:

Party B: Zhongjiao Enshi Education Technology (Shanghai) Co., Ltd.

(signature and seal)

Date:

Appendix I: Quotation

(This quotation is only for the reference of the quotation on [date]. In case of any change or addition in the products, it shall be subject to the latest information confirmed by the Parties.)

Name (Specification)	Face Value	Access Mode	Settlement Ratio	Settlement Unit Price (RMB)

Appendix II:

Integrity Commitment

To: Dazzle Interactive Network Technologies Co., Ltd.

In order to fully embody the principles of law observance and honesty, prevent unfair competition and violations of disciplines and laws, and guarantee your and our legitimate rights and interests in business dealings, we solemnly make the following commitment to integrity.

I. We agree that the Integrity Commitment, as Digital Product Service Agreement (Agreement No. of Party A: , hereinafter referred to as the “Relevant Project Contract”), is binding on us.

II. Basic commitments

1.	We shall strictly abide by national laws and regulations and stipulations on honest working.

2.	We shall follow the principles of law observance and honesty when participating all your procurement (cooperation) activities, without vitiating the country’s or your legitimate rights and interests.

3.	We keep on education of honest working for staff members and enhance their sense of honesty and self-discipline.

4.	We or our staff shall not present cash, negotiable securities, payment vouchers or valuable gifts to you or your staff or their relatives.

5.	We or our staff shall not obtain the confidential information related to your procurement (cooperation) activities in violation of regulations, or conspired with you or your staff in bid-rigging or other illegal manipulation of procurement (cooperation) activities.

6.	We or our staff shall not, for any reason, purchase or provide communication tools, vehicles or high-grade office supplies for you or your staff or their relatives; or for any reason, provide you or your staff or their relatives with vacations, trips, activities in entertainment places or relevant reimbursement, payment of expenses that shall be paid by you or your staff or their relatives.

7.	We are not allowed to arrange work for the relatives of your staff.

8.	We and our staff shall not commit other illegal acts that hinder normal transactions.

III. Supervision

1.	We consciously accept supervision.

2.	If we find any violation of the laws or disciplines of your staff, we will report to your supervision department.

3.	Your supervision department has the right to supervise the procurement (cooperation) activities, and the right to stop and require the correction of violations of this Integrity Commitment.

4.	If we or our staff violate the provisions of this Integrity Commitment, you have the right to take one or more of the following measures:

(1)	We shall, pay liquidated damages, which amounts to 5% of total contract amount of the relevant project, to you; you have the right to deduct the liquidated damages from any sum of money not paid to us.

(2)	You have the right to terminate the contract signed with us and still being performed (including but not limited to “Relevant Project Contract”).

(3)	You have the right to cancel our qualification as a supplier in the future, depending on the seriousness of our breach of contract.

IV. Effectiveness

1.	This Integrity Commitment will not be terminated due to the expiration of the Relevant Project Contract. You can exercise the rights of this Integrity Commitment at any time you find any of the above violations exists.

2.	This Integrity Commitment is sealed by us and effective from the date you receive.

Guarantor: Zhongjiao Enshi Education Technology (Shanghai) Co., Ltd.

(seal)

Date: